PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
JANUARY 31, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                              No. 33-43136-02 and the
OCTOBER 8, 1991                               Prospectus dated October 8, 1991






                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 18, 1997


                           DISCOVER CARD TRUST 1991 D
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-19734                   Not Applicable
--------                         -------                   --------------
(State of                       (Commission                (IRS Employer
organization)                   File Number)               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                           19720
----------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                              Not Applicable
                              --------------
         (Former name or former address, if changed since last report)










                                 Page 1 of  15
                         Index to Exhibits is on page 4

Item 5. Other Events

On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of January 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.               Description
-----------               -----------
21                        Monthly Certificateholders' Statement for Discover
                          Card Trust 1991 D related to the Due Period ending
                          January 31, 1997.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     DISCOVER CARD TRUST 1991 D
                                             (Registrant)

                                     By: DISCOVER RECEIVABLES FINANCING
                                         GROUP, INC.
                                         as originator of the Trust


                                     By:   /s/ Birendra Kumar
                                        ------------------------------------
                                        Birendra Kumar
                                        Vice President and Treasurer


Date: February 18, 1997

                                 EXHIBIT INDEX

Exhibit No.               Description
----------                -----------
21                        Monthly Certificateholders' Statement for Discover
                          Card Trust 1991 D related to the Due Period ending
                          January 31, 1997.